EX-99.(p2)


                                 CODE OF ETHICS


                                JULIUS BAER FUNDS

                                       AND

                      JULIUS BAER INVESTMENT MANAGEMENT LLC


                               [REVISED JUNE 2007]

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                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
I.    INTRODUCTION.............................................................1
    A.   General Principles....................................................1
II.   STANDARDS OF BUSINESS CONDUCT............................................2
    A.   Fiduciary Obligations.................................................2
    B.   Compliance with Applicable Federal Securities Laws....................2
III.  RESTRICTIONS.............................................................2
    A.   Prohibitions..........................................................2
    B.   Pre-Clearance of Proposed Personal Transactions.......................3
    C.   Short-Term Trading....................................................4
    D.   Gifts.................................................................4
    E.   Service as a Director.................................................5
    F.   Amendments............................................................5
IV.   EXEMPT TRANSACTIONS......................................................5
    A.   Trades Exempt from Certain Prohibitions...............................5
V.    COMPLIANCE PROCEDURES....................................................6
    A.   Pre-Clearance Requirements............................................6
    B.   Quarterly Reporting...................................................7
    C.   Quarterly Review......................................................9
    D.   Initial and Annual Disclosure of Personal Holdings....................9
    E.   Exceptions to the Quarterly and Annual Reporting......................9
    E.1  Certification of Compliance..........................................10
    E.2  Certification of Compliance for Non-Interested Directors/Trustees....10
    F.   Reports to the Boards of Directors/Trustees..........................10
    G.   Maintenance of Reports...............................................11
VI.   GENERAL POLICIES........................................................12
    A.   Requirements of JB Funds.............................................12
    B.   Involvement in Criminal Matters or Investment-Related
         Civil Proceedings....................................................12
VII.  SANCTIONS...............................................................12
VIII  CONSULTANTS.............................................................11
IX.   RECORDKEEPING...........................................................13
X.    OTHER LAWS, RULE AND STATEMENTS OF POLICY...............................13
XI.   DATE OF ADOPTION/AMENDMENTS.............................................13
XII.  FURTHER INFORMATION.....................................................13
ATTACHMENT A.................................................................A-1
ATTACHMENT B.................................................................B-1
ATTACHMENT C.................................................................C-1
ATTACHMENT D-1..............................................................D1-1
ATTACHMENT D-2..............................................................D2-1
ATTACHMENT E-1..............................................................E1-1
ATTACHMENT E-2..............................................................E2-1
ATTACHMENT F.................................................................F-1
ATTACHMENT G.................................................................G-1
ATTACHEMENT H..................................................................H

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CODE OF ETHICS

KEY TERMS AND PHRASES HAVE THE MEANINGS DEFINED IN ATTACHMENT A. GENERALLY, EACH DEFINED TERM OR PHRASE IS IDENTIFIED IN BOLD-FACED TYPE THE FIRST TIME THE DEFINED TERM IS USED IN THIS CODE OF ETHICS.

AN INDIVIDUAL MAY BE DETERMINED BY THE CHIEF COMPLIANCE OFFICER TO BE ONE OR MORE OF THE FOLLOWING: "ADVISER SUPERVISED PERSON," "ADVISER SUPERVISED PERSON - LEVEL II," "ADVISER ACCESS PERSON," "FUND ACCESS PERSON" OR "FUND INVESTMENT PERSONNEL." SEE ATTACHMENT A FOR THE RELATED DEFINITIONS.

INDIVIDUALS ARE REMINDED THAT CERTAIN PROVISIONS OF THIS CODE APPLY TO A PERSON'S "IMMEDIATE FAMILY" THROUGH "BENEFICIAL OWNERSHIP." SEE ATTACHMENT A FOR THE RELATED DEFINITIONS.

CERTAIN ASPECTS OF THE CODE OF ETHICS ARE ADMINISTERED THROUGH THE STARCOMPLIANCE SYSTEM. INITIAL/ANNUAL HOLDINGS REPORTS, CERTIFICATIONS AND QUARTERLY/ANNUAL TRANSACTION REPORTS WILL BE SUBMITTED BY THE EMPLOYEE THROUGH THE STARCOMPLIANCE SYSTEM ("ELECTRONIC" OR "ELECTRONICALLY").

I.      INTRODUCTION

        A.     GENERAL PRINCIPLES

        This Code of Ethics ("Code") has been adopted by the Board of Managers of Julius Baer Investment Management LLC ("JBIM"). This CODE establishes the rules, regulations and standards of conduct for the ADVISER SUPERVISED PERSONS of JBIM regarding fiduciary duties, conflicts of interest, compliance with applicable FEDERAL SECURITIES LAWS, the prevention of the misuse of material non-public information and other activities. In addition to being an Adviser Supervised Person, such Person may also be classified as an ADVISER SUPERVISED PERSON - LEVEL II or an ADVISER ACCESS PERSON. The Code governs the personal securities activities of ADVISER SUPERVISED PERSONS - LEVEL II and ADVISER ACCESS PERSON.

        The Code has also been adopted by the Board of Directors and the Board of Trustees of each of the entities comprising the Julius Baer Family of Funds(1) (the "JB Funds"). With respect to the JB FUNDS, the Code is designed to govern the personal securities activities of FUND ACCESS PERSONS and FUND INVESTMENT PERSONNEL, prevent such Persons from engaging in fraud, and require reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

        JBIM is required to provide each Adviser Supervised Person with a copy of the Code and any amendments hereto. Each Adviser Supervised Person is required to provide JBIM an ELECTRONIC acknowledgement of his or her receipt of the Code and any amendments hereto.

----------
(1) The JB Funds are comprised of various corporate entities currently consisting of Julius Baer Global Equity Fund Inc., Julius Baer Global High Income Fund (US), Julius Baer International Equity Fund, Julius Baer Total
Return Bond Fund, Julius Baer International Equity Fund II, Julius Baer US Multicap Fund, Julius Baer US Smallcap Fund, Julius Baer US Microcap Fund and Julius Baer US Midcap Fund.

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II.     STANDARDS OF BUSINESS CONDUCT

        A.     FIDUCIARY OBLIGATIONS

        As an investment adviser, JBIM is a fiduciary and owes its CLIENTS an affirmative duty of utmost good faith, undivided loyalty, full and fair disclosure of all material facts, and an affirmative obligation to employ reasonable care to avoid misleading Clients. It is the duty of JBIM and all Adviser Supervised Persons to (i) place the interests of Clients first at all times; (ii) conduct personal trading in a manner to avoid any potential or actual conflicts of interest or abuse of their fiduciary position of trust, loyalty and interest; (iii) not take, directly or indirectly, inappropriate advantage of their positions or abuse their fiduciary position of trust, loyalty and interest; and (iv) conduct personal securities transactions in a manner that is consistent with this Code.

        No Adviser Supervised Person shall utilize information concerning prospective or actual portfolio holdings or transactions in any manner which might prove detrimental to the interests of a Client.

        No Adviser Supervised Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular security when that action may reasonably be expected to create a personal benefit for such Adviser Supervised Person.

        While affirming its confidence in the integrity and good faith of all of its Adviser Supervised Persons, JBIM recognizes that certain employees have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any Client.

        JBIM and Adviser Supervised Persons should avoid actual or apparent conflicts of interest - that is, any personal interest outside of JBIM which could be placed ahead of obligations to JBIM and its Clients. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict. Adviser Supervised Persons should promptly advise their supervisor and the CHIEF COMPLIANCE OFFICER of any potential conflict of interest.

        B.     COMPLIANCE WITH APPLICABLE FEDERAL SECURITIES LAWS

        JBIM and Adviser Supervised Persons must comply with all laws and regulations applicable to JBIM's business, including but not limited to, applicable Federal Securities Laws.

III.    RESTRICTIONS

        A.     PROHIBITIONS

        1. INITIAL PUBLIC OFFERING. No Adviser Supervised Person - Level II, Adviser Access Person or FUND INVESTMENT PERSONNEL shall acquire directly or indirectly BENEFICIAL OWNERSHIP in any security in an INITIAL PUBLIC OFFERING.

        2. PENDING TRADE. No Adviser Access Person shall purchase or sell, directly or indirectly, any REPORTABLE SECURITY in which he or she has, or by reason of such transaction

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acquires,  any direct or indirect  Beneficial  Ownership on a day during which a
Client has a pending "buy" or "sell" order in that same Reportable Security.

        3. SEVEN-DAY BLACKOUT. An Adviser Access Person shall not purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Client's trade in that Reportable Security is executed.

        B.     PRE-CLEARANCE OF PROPOSED PERSONAL TRANSACTIONS

        1. GENERAL. All PURCHASES OR SALES (including the writing of an option to purchase or sell) of a Reportable Security in which an Adviser Access Person (or a member of his or her Immediate Family) has or will acquire a Beneficial Ownership interest must be pre-cleared by the Chief Compliance Officer or his or her designee.

        2. REPORTABLE FUNDS. All purchases or sales of a REPORTABLE FUND in which any Adviser Access Person (or member of his or her Immediate Family) has or will have a Beneficial Ownership interest must be pre-cleared by the Chief Compliance Officer or his or her designee.

        3. CONFLICT OF INTEREST. In instances where there might be a conflict of interest when trading with a broker-dealer (E.G., a relative of the trader or portfolio manager that works at the broker-dealer), the Adviser Access Person must disclose the relationship/potential conflict of interest to the Chief Compliance Officer and obtain prior written approval of the Chief Compliance Officer before trading with that broker-dealer.

        4. LIMITED OFFERINGS. No Adviser Access Persons or Fund Investment Personnel may directly or indirectly acquire Beneficial Ownership in any security in a LIMITED OFFERING unless such transaction has been pre-cleared by the Chief Compliance Officer or his or her designee.

        In addition, Adviser Access Persons and Fund Investment Personnel must disclose such investment to the Chief Compliance Officer and, as appropriate, the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the subsequent consideration by such Person of an investment in the issuer by a Client.

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        C.     SHORT-TERM TRADING

        1. REPORTABLE SECURITIES: No Adviser Access Person shall profit from the Purchase and Sale, or Sale and Purchase, of the same Reportable Security of which such Adviser Access Person has a Beneficial Ownership within 60 calendar days. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date. Any profit realized from a trade in violation of this provision shall be paid to JBIM, which shall, in turn, donate that amount to a charitable organization.

        2. REPORTABLE FUNDS: No Adviser Supervised Person - Level II or Adviser Access Person (or member of his or her Immediate Family) shall Purchase and Sell, or Sell and Purchase, which includes Purchases or Sales by exchanging, shares of the same or a different Reportable Fund of which such Adviser Supervised Person - Level II or Adviser Access Person has a Beneficial Ownership within a 60 calendar day period. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date.

        3.     EXEMPT   TRANSACTIONS:   The  restrictions  in  item  2  of  this
subsection shall not apply to the following transactions:

               a. Purchases or Sales effected in any account over which the Adviser Supervised Person - Level II or Adviser Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where either the Adviser Supervised Person - Level II or Adviser Access Person, and the investment adviser agree in writing to abide by these restrictions in a manner approved by the Chief Compliance Officer);

               b. Purchases or Sales that are non-volitional on the part of the Adviser Supervised Person - Level II or Adviser Access Person;

               c. Purchases that are effected as part of an AUTOMATIC INVESTMENT PLAN, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

               d. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

        4. RETURN OF PROFITS: Any profit realized by an Adviser Supervised Person - Level II or an Adviser Access Person from prohibited short-term trading in shares of the Reportable Funds shall be returned to the relevant Reportable Fund.

        D.     GIFTS/ENTERTAINMENT

        1. ACCEPTING GIFTS: On occasion, because of their positions with JBIM or the JB Funds, Adviser Supervised Persons may be offered, or may receive without notice, gifts from Clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of JBIM and the JB Funds. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than the stated dollar amount per

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year in JBIM's  Gifts  and  Entertainment  Policy),  customary  business  meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Adviser Supervised Persons may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount.

        2. SOLICITATION OF GIFTS: Adviser Supervised Persons may not solicit gifts or gratuities.

        3. GIVING GIFTS: Adviser Supervised Persons may not give any gift(s) with an aggregate value in excess of the stated dollar amount per year in JBIM's Gifts and Entertainment Policy, to any person associated with any securities or financial organization, including exchanges, other NASD member organizations, commodity firms, news media, or Clients of JBIM.

        For complete information, see JBIM's Gifts and Entertainment Policy as described in the JBIM Compliance Manual.

        E.     SERVICE AS A DIRECTOR

        No Adviser Supervised Person - Level II or Adviser Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from JBIM's Head of Legal and Compliance, based upon a determination that such board service would not be inconsistent with the interests of the Clients. In instances in which such service is authorized, an Adviser Access Person will be isolated from making investment decisions relating to transactions in securities of such company through the implementation of appropriate "Chinese Wall" procedures established by the Head of Legal and Compliance. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

        F.     AMENDMENTS

        The limitations and restrictions specified in subsections A through E of this Section III may be modified only by Head of Legal and Compliance on a case-by-case basis and so long as such modification is consistent with applicable Federal Securities Laws. Each such modification shall be documented in writing by the Chief Compliance Officer, including in particular the basis for the modification. If material, such modification must be approved by the Board of Directors and the Board of Trustees of the JB Funds no later than six months after adoption of the change.

IV.     EXEMPT TRANSACTIONS

        A.     TRADES EXEMPT FROM CERTAIN PROHIBITIONS

        The following items 1 through 4 are exempt from the prohibitions described in Sections III.A.2. and III.A.3. (Pending Trades and Seven-Day Blackout, respectively) and Section III.C.1. (Short-Term Trading - Reportable Securities).

        1. Purchases or Sales effected in any account over which the Adviser Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Adviser Access Person and such Person's investment adviser agree in writing to abide by these restrictions in a manner approved by the Chief Compliance Officer);

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        2.      Purchases  or Sales that are  non-volitional  on the part of the
Adviser Access Person;

        3. Purchases that are effected as part of an Automatic Investment Plan, an employee stock purchase plan or program or other automatic stock purchase plans or programs; or

        4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

V.      COMPLIANCE PROCEDURES

        A.      PRE-CLEARANCE REQUIREMENTS

        1. TRADE AUTHORIZATION REQUESTS: Prior to entering an order for a personal trade that requires pre-clearance, an Adviser Access Person or Fund Investment Personnel must complete an electronic request for pre-clearance providing the following information:

                a.      Name and symbol of security;

                b.      Maximum quantity to be purchased or sold;

                c.      Name of broker effecting the transaction; and

                d.      Type of transaction (e.g., buy, sell, exchange, etc).

        No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Chief Compliance Officer (or his or her designee). Verbal approvals are not permitted and must not be relied upon. Each Adviser Access Person or a Fund Investment Personnel is solely responsible for his or her compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

        2.      REPRESENTATIONS   AND   WARRANTIES:   In  connection  with  each
pre-clearance request, the following representations and warranties must be made:

                a.      He/she  does  not  possess   any   material   non-public
        information regarding the issuer of the security;

                b. To his/her knowledge, there are no pending trades in the security (or any derivative of it) by a Client;

                c. To his/her knowledge, the security (or any derivative of it) is not being considered for Purchase or Sale by any Client);

                d. If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has Purchased or sold this security (or any derivatives of it) within the past seven (7) calendar days; and

                e. He/she has read the Code within the prior twelve (12) months and believes that the proposed trade fully complies with the requirements of the Code.

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        3.     DURATION OF  PRE-CLEARANCE  APPROVAL:  Personal  trades should be placed with a broker promptly after receipt of the pre-clearance approval to minimize the risk of potential conflict arising from a Client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the close of business on the next trading day after which authorization is received. The Adviser Access Person or Fund Investment Personnel is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires.

        With  respect to  pre-clearance  requests for  Purchases  of  Reportable
Funds, Adviser Access Persons must receive written approval for such transactions from the Legal and Compliance Department five (5) days prior to submitting an order. Requests for approval of a transaction in fewer than five
(5) days will be made on a case by case basis as determined in the discretion of the Legal and Compliance Department.

        4. EXECUTION OF TRADES AND COMMISSIONS: No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of JBIM's or its respective Clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted.

        B.     QUARTERLY REPORTING

        1.     BROKERAGE STATEMENTS AND CONFIRMATIONS

        Every Adviser Supervised Person - Level II and every Adviser Access Person and members of each such Person's Immediate Family must maintain their personal brokerage accounts at one of the firm's designated brokers.

        An Adviser Supervised Person - Level II and Adviser Access Person and members of each such Person's Immediate Family may seek written approval from the Head of the Legal and Compliance Department before maintaining any brokerage accounts with a non-designated broker. If such approval is granted, the Adviser Supervised Person - Level II or Adviser Access Person must arrange for the Legal Department to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Person has a beneficial ownership interest. This specifically includes brokerage statements and confirmations with respect to transactions involving shares of Reportable Funds. To assist in making these arrangements, the Legal Department will send a letter to each brokerage firm based on the information provided by the Adviser Supervised Person - Level II and Adviser Access Person. Exceptions to this policy must be pre-approved by the Compliance Department.

        2.     QUARTERLY TRANSACTION REPORTS

        Each FUND ACCESS PERSON must complete and submit a quarterly transaction report. Every Adviser Access Person shall, on a quarterly basis: certify the accuracy of the information previously provided to the Legal and Compliance Department in the format specified in Attachment C; list any required information not provided in the broker duplicate confirmation for transactions; and list any previously unreported transaction or in which the Adviser Access Person acquired any direct or indirect Beneficial Ownership of a Reportable Security, including shares of any Reportable Fund.

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                A.      DEADLINE

        A Fund Access Person must submit any quarterly transaction report and every Adviser Access Person must certify and list any required information not already provided in a duplicate confirmation to the Chief Compliance Officer no later than 30 days after the end of the calendar quarter in which the transaction occurred.

                B.      CONTENT

        The quarterly transaction report must contain the following required information with respect to each transaction involving direct or indirect Beneficial Ownership in a Reportable Security:

                (i) The date of the transaction, the title, the interest rate and the maturity date (if applicable), the exchange ticker or CUSIP number (if applicable), the number of shares, and the principal amount of each Reportable Security or Reportable Fund;

                (ii) The nature of the transaction (i.e., Purchase, Sale or other type of acquisition or disposition);

                (iii) The price of the Reportable Security or Reportable Fund at which the transaction was effected;

                (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                (v)     The  date   that  the   report  is   submitted   by  the
                        Fund/Adviser Access Person

        To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the Chief Compliance Officer, the following information must also be provided in the quarterly transaction report submitted by the Fund Access Person with respect to any account established in which ANY securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Fund Access Person (Attachment C):

                (i) The name of the broker, dealer or bank with whom the Fund Access Person established the account; and

                (ii)    The date the account was established.

        Any quarterly transaction report submitted to comply with the requirements of this Section V.B. may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

        C.      QUARTERLY REVIEW

        At least quarterly, the Chief Compliance Officer (or his or her designee) shall review and compare the confirmations and quarterly transaction reports received with the written pre-clearance authorization provided. Such review shall include, as appropriate:

        1.      Whether the securities transaction complied with this Code;

        2. Whether the securities transaction was authorized in advance of its placement;

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        3.      Whether  the  securities  transaction  was  executed  before the expiration of any approval under the provisions of this Code;

        4. Whether any Client accounts owned the securities at the time of the securities transaction; and

        5. Whether any Client accounts Purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

        D.      INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

        Each Fund Access Person, Adviser Supervised Person - Level II and Adviser Access Person must submit a Personal Holdings of Securities report (Attachments D-1 and D-2, as applicable) with respect to each Reportable Security, including each Reportable Fund in which such Person has any direct or indirect Beneficial Ownership, within 10 days of becoming a Fund Access Person, Adviser Supervised Person - Level II or Adviser Access Person and annually thereafter within 30 days of the end of the calendar year. The holdings on the initial and annual reports must be current as of a date not more than 45 days prior to the individual becoming such a Person (initial report) or the date the report was submitted (annual report). If not previously provided, a Fund Access Person, Adviser Supervised Person - Level II or Adviser Access Person must provide or ensure that reports or duplicate copies of supporting documentation (E.G., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Chief Compliance Officer. The Chief Compliance Officer (or his or her designee) shall review periodically such initial and annual reports for, among other things, compliance with this Code.

        In addition, the Fund Access Person, Adviser Supervised Person - Level II or Adviser Access Person is required to provide the name of any broker, dealer or bank with whom such Person maintains an account in which any securities, including any Reportable Funds, are held for the direct or indirect Beneficial Ownership of such Person.

        E.      EXCEPTIONS TO THE QUARTERLY AND ANNUAL REPORTING

        Fund Access Persons, Adviser Supervised Persons - Level II or Adviser Access Persons need not submit a quarterly transaction report or an initial or annual report as provided below:

        1. With respect to Reportable Securities held in any accounts over which the Fund/Adviser Access Person had no direct or indirect influence or control;

        2. A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

        3. Fund Access Persons who are NON-INTERESTED DIRECTORS/TRUSTEES who would be required to make such reports solely by reason of being a JB Fund director/trustee need not make an initial or annual report and need only make a quarterly transaction report if such Non-Interested Director/Trustee knew or, in the ordinary course of fulfilling his or her official duties as a JB Fund director/trustee, should have known that during the 15-day period immediately before or after the JB Fund director/trustee's transaction in a Reportable Security, the JB Fund Purchase or sold the Reportable Security or the JB Fund or JBIM considered purchasing or selling the Reportable Security;

        4. For transaction reports only, if the report would duplicate the information contained in broker trade confirmations or account statements that JBIM holds in its records so long as such statements are received within thirty days after the applicable quarter end; or

        5. A Fund Access Person who is also an Adviser Access Person need not make a separate report to JBIM to the extent the information would duplicate information already provided under this Code.

        E.1     CERTIFICATION OF COMPLIANCE

        Each Adviser Supervised Person and each Fund Access Person are required to certify annually that he or she has read and understood this Code and acknowledge that he or she is subject to it. Adviser Supervised Persons and Fund Access Persons must also certify electronically that they have received, read, understand and agree to abide by any amendments to the Code, which will be distributed by the Chief Compliance Officer from time to time. Further, each Adviser Supervised Person - Level II, each Adviser Access Person and each Fund Access Person are required to certify annually that each such Person has complied with all the requirements of the Code and that such Person has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire for Fund Access Persons, Adviser Supervised Persons - Level II and Adviser Access Persons is attached to this Code as Attachment E-1.

        E.2     CERTIFICATION      OF     COMPLIANCE     FOR      NON-INTERESTED
                DIRECTORS/TRUSTEES

        Non-Interested Directors/Trustees are required to certify annually that he or she has read and understood this Code and acknowledges that he or she is subject to it. The form of Annual Certification is attached to this Code as Attachment E-2.

        F.      REPORTS TO THE BOARDS OF DIRECTORS/TRUSTEES

        1. ANNUAL REPORTS: The JB Fund Chief Compliance Officer shall prepare an annual report for the Board of each JB Fund on behalf of JBIM and any sub-adviser. At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the JB Funds and JBIM have adopted procedures reasonably necessary to prevent Fund/Adviser Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.


        2.      QUARTERLY  REPORTS:  At each  quarterly  meeting of a Reportable
Fund, the JB Fund Chief Compliance Officer shall report to the Boards concerning:

                a. Any transaction that appears to evidence a possible violation of this Code;

                b. Apparent violations of the reporting requirements of this Code;

                c. Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a JB Fund's sub-adviser or principal underwriter, as applicable; and

                d. Any significant remedial action taken in response to such violations described in paragraph c. above.

        G.      MAINTENANCE OF REPORTS

        The Chief Compliance Officer shall maintain such reports and such other records as are required by this Code.

        H.      REPORTING CODE OF ETHICS VIOLATIONS

        It is the obligation of each Adviser Supervised Person to report promptly any violation of the Code to the Chief Compliance Officer. Violations of the Code include, but are not limited to, noncompliance with applicable laws and regulations, fraud or illegal acts involving any aspect of JBIM's business and activity that is harmful to advisory Clients or the Funds' shareholders. The report of a Code violation may be submitted anonymously and will be treated confidential. Retaliation against an individual who reports a violation is prohibited and in itself constitutes a violation of the Code. However, reports of transactions and other information obtained hereunder may be made available to the SEC or any other regulatory or self-regulatory organization, or other civil or criminal authority, to the extent required by law or regulation or as considered appropriate by JBIM in light of all the circumstances.

        Any violation of the Code will result in the imposition of such sanctions as JBIM may deem appropriate under the circumstances. Sanctions may include, but are not limited to, a warning, disgorgement of any profits obtained in connection with a violation, fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

VI.     GENERAL POLICIES

        A.      REQUIREMENTS OF JB FUNDS

        It shall be a violation of this Code for any AFFILIATED PERSON of JBIM or a JB Fund in connection with the Purchase or Sale, directly or indirectly, by such person of a SECURITY HELD OR TO BE ACQUIRED by the JB Fund to:

        1.      employ any device, scheme or artifice to defraud a JB Fund;

        2. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to a JB Fund, in light of the circumstances under which they are made, not misleading;

        3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a JB Fund; or

        4.      engage in any manipulative practice with respect to a JB Fund.

        B.      INVOLVEMENT  IN  CRIMINAL  MATTERS OR  INVESTMENT-RELATED  CIVIL
                PROCEEDINGS

        Each Adviser Supervised Person - Level II and each Adviser Access Person must notify the Head of the Legal Department, as soon as reasonably practical, if such Person is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

VII.    SANCTIONS

        Upon discovering that an Adviser Supervised Person or Fund Access Person has not complied with the requirements of this Code, the Chief Compliance
Officer shall submit findings to the COMPLIANCE COMMITTEE. The Compliance Committee may impose on that Adviser Supervised Person or Fund Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Any significant sanction imposed shall be reported to the JB Funds' Boards in accordance with Section V.F. above. Notwithstanding the foregoing, the Chief Compliance Officer shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Chief Compliance Officer may recommend that no action be taken, including waiving the requirement to disgorge profits under Section V.H. of this Code. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VIII.   CONSULTANTS

        Consultants are required to sign an Acknowledgement of Receipt and Acceptance of Terms of Julius Baer Investment Management's Code of Ethics (ATTACHMENT H). By signing this document, the consultant agrees, among other things, to (i) keep all information relative to Julius Baer confidential (ii) refrain from unauthorized use of confidential information and avoid conflicts involving business opportunities that come to the consultant's attention as a result of his or her duties with Julius Baer Investment Management, and, (iii) obey all applicable laws and comply with all relevant regulations.

        Consultants need not make an initial or annual report and need only make a quarterly transaction report if such consultant knew or, in the ordinary course of fulfilling his or her official duties as a consultant with JBIM, comes in contact with information regarding client purchases or sales, or information regarding any security under consideration for purchase or sale by JBIM or its clients.

IX.     RECORDKEEPING

        This Code shall be preserved with JBIM's records in the manner and to the extent required by Rule 17j-1 under the 1940 Act and Rule 204-2 under the Advisers Act.

X.      OTHER LAWS, RULE AND STATEMENTS OF POLICY

        Nothing contained in this Code shall be interpreted as relieving any Fund/Adviser Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a JB Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

XI.     DATE OF ADOPTION/AMENDMENTS

        The Board adopted this code on September 30, 2004 to be effective September 30, 2004. These procedures shall be approved annually thereafter. All amendments to this Code shall be approved by the Boards.

XII.    FURTHER INFORMATION

        If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Chief Compliance Officer.

ATTACHMENT A

                                   DEFINITIONS

ADVISER ACCESS PERSON means any of the Adviser Supervised Persons:

    (a) who has access to nonpublic information regarding any Clients' Purchase or Sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or

    (b) who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

    For purposes of this definition, JBIM's managers and officers are presumed to be Adviser Access Persons.

    Adviser  Supervised  Persons  who do not  meet  (a) or  (b)  above  are  not considered Adviser Access Persons. Typically, these individuals may generally fall into one of the Corporate Functions and will be determined by the Chief Compliance Officer. Any Adviser Supervised Person who believes he or she meets (a) or (b) above, and has not been notified by Legal and Compliance that he or she is an "Adviser Access Person," must report this belief to Legal and Compliance immediately.

ADVISER SUPERVISED PERSON means (i) any officer, manager (or other person occupying a similar status or performing similar functions), or employee of JBIM, or (ii) other person who provides investment advice on behalf of JBIM and is subject to the supervision and control of JBIM.

ADVISER SUPERVISED PERSON - LEVEL II means an Adviser Supervised Person who is subject to additional obligations under the Code but who is not an Adviser Access Person. The Chief Compliance Officer designates an Adviser Supervised Person to be Adviser Supervised Person -Level II.

AFFILIATED PERSON of another person means (i) any person directly or indirectly owning, controlling, or holding with power to vote, five percent or more of the outstanding voting securities of such other person:

AFFILIATED PERSON of another person means: (i) any person directly or indirectly owning, controlling, or holding with power to vote, five per centum or more of the outstanding voting securities of such other person; (ii) any person five per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, copartner, or employee of such other person; (v) if such other person is a Fund, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated Fund not having a board of directors, the depositor thereof.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "PECUNIARY INTEREST" in the security. The term "PECUNIARY INTEREST" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is NOT deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Fund/Adviser Access Person has or acquires.

CHIEF COMPLIANCE OFFICER means the chief compliance officers in Attachment F hereto.

CLIENT means any client (including both investment companies and managed accounts) for which JBIM serves as an investment adviser or subadviser, renders discretionary or non-discretionary investment advice, makes investment decisions or for whom JBIM places orders through its trading department.

CODE means this Code of Ethics, as may be amended from time to time.

COMPLIANCE COMMITTEE is as referenced in Attachment F.

FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

FUND means an investment company registered under the Investment Company Act of 1940.

FUND/ADVISER ACCESS PERSON means an Adviser Access Person and/or a Fund Access Person.

FUND ACCESS PERSON means:

    (i) Any trustee, director, officer, general partner or employee of a JB Fund or JBIM (or of any company in a control relationship to a JB Fund or JBIM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the Purchase or Sale of Reportable Securities by a JB Fund, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

    (ii) Any natural person in a control relationship to a JB Fund or JBIM who obtains information concerning recommendations made to a JB Fund with regard to the Purchase or Sale of Reportable Securities by the JB Fund.

    For purposes of this definition, all of a JB Fund's directors, trustees and officers are presumed to by Fund Access Persons.

FUND INVESTMENT PERSONNEL is any employee of a JB Fund or JBIM (or of any company in a control relationship to JB Fund or JBIM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of securities by the JB Fund; or any natural person who controls the JB Fund or JBIM and who obtains information concerning recommendations made to the JB Fund regarding the Purchase or Sale of securities by the JB Fund.

IMMEDIATE FAMILY means any of the following who share the same household as a person: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

JB FUNDS means Julius Baer Global Equity Fund Inc., Julius Baer Global High Yield Bond Fund (US), Julius Baer International Equity Fund, Julius Baer Total Return Bond Fund and Julius Baer International Equity Fund II and any future series of Julius Baer Investment Trust.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

NON-INTERESTED DIRECTOR/TRUSTEE is any person who is not an "interested person" of a JB Fund as defined in section 2(a)(19) of the Investment Company Act of 1940.

REPORTABLE FUND means:

    (i)  Any Fund for which JBIM serves as an investment adviser or sub-adviser;
         or

    (ii) Any Fund whose investment adviser or principal underwriter controls JBIM, is controlled by JBIM, or is under common control with JBIM. For purposes of this definition,

         "control" has the same meaning as it does in section 2(a) of the Investment Company Act of 1940.

Attachment G lists the Reportable Funds.

REPORTABLE SECURITY means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or Purchase, any of the foregoing. A Reportable Security includes an exchange-traded fund.(1)

The following are NOT considered a Reportable Security:

(i)     Direct obligations of the Government of the United States;

(ii)    Bankers' acceptances, bank certificates of deposit, commercial paper and
        high  quality   short-term  debt   instruments,   including   repurchase
        agreements;

(iii)   Shares issued by money market funds; and

(iv) Shares issued by open-end Funds other than (a) Reportable Funds and (b) open-end Funds that are exchange traded funds.(1)

SEC means Securities and Exchange Commission.

SECURITY HELD OR TO BE ACQUIRED means: (i) any Reportable Security which, within the most recent 15 days: (A) is or has been held by a JB Fund; or (B) is being or has been considered by a JB Fund or JBIM for purchase by a JB Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

(1) SEC NO-ACTION LETTER TO NATIONAL COMPLIANCE SERVICES, INC. (pub. avail. Nov. 30, 2005). Under this No-Action Letter, "exchange-traded funds," or "ETFs," generally have the following characteristics. An ETF is a registered investment company that operates pursuant to an order from the Securities and Exchange Commission exempting the ETF from certain provisions of the Investment Company Act of 1940 (the "1940 Act") so that the ETF may issue securities that trade in a secondary market, and which are redeemable only in large aggregations called creation units. An ETF issues and redeems its shares in creation units, at their net asset value. Individual ETF shares are purchased or sold in secondary market transactions at negotiated prices, i.e., at prices that are determined by that market. An ETF registers with the Securities and Exchange Commission under the Company Act either as an open-end management company or as a unit investment trust.

ATTACHMENT B

PERSONAL TRADING PRE-CLEARANCE FORM

PERSONAL TRADING PRE-CLEARANCE REQUEST FORM

--------------------------------------------------------------------------------

  SECURITY            CITIGROUP INC.
  ACCESS PERSON       Test User
  SECURITY TYPE       Common Stock
  ROLE                Access Person
  BROKER              Charles Schwab-Test 123
  REVIEWER            JB

--------------------------------------------------------------------------------

  PLEASE ENTER THE FOLLOWING DETAILS REGARDING YOUR REQUEST:
                            _____________
  PRICE PER SHARE          |_50.36_______| USD
                            _____________
  NUMBER OF SHARES         |_50__________|
                            _____________
  TOTAL TRANSACTION VALUE  |_2518________| USD

  PLEASE ENTER THE TYPE OF TRANSACTION:

    [X] BUY     [ ] SELL      [ ] BUY TO COVER  [ ] SELL SHORT

  PLEASE ENTER THE TYPE OF ORDER:

    [ ] MARKET  [X] LIMIT

  PLEASE ENTER THE TYPE OF EXPIRATION:

    [ ] GTC     [X] DAY ORDER

  SPECIAL REQUEST TYPES
  ---------------------

    [ ] THE SECURITY IS BEING  OFFERED  PURSUANT TO AN INITIAL  PUBLIC  OFFERING
        ("IPO").

    [ ] THE  SECURITY  IS BEING  PURCHASED  PURSUANT TO A PRIVATE  PLACEMENT  OR
        LIMITED OFFERING.

--------------------------------------------------------------------------------

I CERTIFY THAT I AM UNAWARE OF ANY RECENT PURCHASE AND SALE FOR THIS SECURITY IN ANY CLIENT ACCOUNT.

SIGNATURE: Test User

STATUS: This request as APPROVED by System Account on 03/12/2007 13:09
        The approval for this request expires on 03/12/2007 16:00.

        RECEIVED BY: System Account  DATE:  03/12/2007 13:09  APPROVAL: Approved
        COMMENT:

             o  A PRECLEARANCE RULE HAS BEEN TRIGGERED.

* All time(s) displayed on this page are based on the Local Time of the Server.

ATTACHMENT C

QUARTERLY CERTIFICATE OF COMPLIANCE

--------------------------------------------------------------------------------

                      QUARTERLY CERTIFICATE OF COMPLIANCE


                                YEAR: 2006
                             QUARTER: 4
                                NAME: Test User
                               GROUP: JBIM Tier 3


             FOR EMPLOYEES OF JULIUS BAER INVESTMENT MANAGEMENT LLC
             ------------------------------------------------------

I hereby acknowledge that I have read, understand and will comply with the Julius Baer Investment Management LLC Code of Ethics (the "JBIM Code of Ethics").

I hereby acknowledge that for the calendar quarter as specified above that, to the best of my knowledge, I have complied with all policies and procedures set forth in the JBIM Code of Ethics as well as all other firm-wide policies and procedures.

Furthermore, I have not traded for any client account, personal account, family account, or any other non-client account, directly or indirectly, on material, non-public information. Nor have I disseminated any material, non-public information within the corporate organization, or outside advisers and investors in violation of federal securities laws.

Furthermore, to the extent applicable, I have informed JBIM of ALL brokerage accounts in which I have a beneficial interest, as defined by the Code.

I confirm that, to the best of my knowledge, I have complied with the Code of Ethics with respect to personal securites transactions, which include Covered Securities* and shares of the JB Funds and funds sub-advised by JBIM and to the extent applicable, all other firm policies and procedures.

If applicable, JBIM's Compliance Department is fully aware of any personal securities transaction that may have violated the Code.

I have fully complied with the Gifts and Entertainment Policy, as stated in the JBIM Compliance Manual. ALL EMPLOYEES ARE SUBJECT TO THE GIFT REPORTING REQUIREMENT.

By signing below I agree to place and have placed the interests of JBIM and the JBIM's clients, at all times material hereto, before my own personal interests. I further certify that I have complied with, and will comply with (i) the prohibition relating to the possession of material non-public information (as defined in the JBIM Code of Ethics) and (ii) the "Gift" policy as set forth in the JBIM Code of Ethics.

*All Capitalized Terms can be found in the  JBIM Code of Ethics.

SIGNATURE:                                                                 DATE:

--------------------------------------------------------------------------------

QUARTERLY TRANSACTIONS REPORT

                         Quarterly Transactions Report
                          For 1ST Quarter of Year 2007
                           ACCESS PERSON: User, Test
                           ACCESS GROUP: JBIM Tier 3



------------------------------------------------------------------------------------------------------------------------------------
                                                  CHARLES SCHWAB - TEST 123 - SELF
------------------------------------------------------------------------------------------------------------------------------------
  SECURITY NAME      TYPE             SYMBOL     IDENTIFIER       ISSUER NAME     ACTION     UNIT     PRICE     TOTAL     DATE EXEC
------------------------------------------------------------------------------------------------------------------------------------
  CITIGROUP INC      Common Stock     c          US0017296710                     Sell       10       0 USD     0 USD     01/08/2007
------------------------------------------------------------------------------------------------------------------------------------

By submitting this form, I hereby certify that these are the only transactions in Covered Securities made during the calendar quarter indicated above in which I had any direct or indirect beneficial ownership, and that accounts listed above are the ONLY accounts in which securities (including securities that are not considered Covered Securities) were held during the quarter for my direct or indirect benefit.

ATTACHMENT D-1


INITIAL REPORT OF PERSONAL HOLDINGS OF SECURITIES

Name:______________________________________

Position/Department:_______________________

        I. To comply with SEC regulations and the Julius Baer Investment Management Code of Ethics, all Fund Access Persons, Adviser Supervised Persons - Level II and Adviser Access Persons are required to provide a holdings report within 10 days of becoming such a Person containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

        a. The title and type of security, number of shares and principal amount of each Reportable Security in which you have any direct or indirect Beneficial Ownership; and

        b. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold Reportable Securities*. You must attach a list of the securities held in each account, including Reportable Funds, as well as the information listed in item (a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

PLEASE INCLUDE ALL ACCOUNTS, EVEN IF THEY ONLY HOLD NON-JB MUTUAL FUNDS.

-------------------------- -------------------------- --------------------------
Account Owner              Account Number             Firm
-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

                                      D1-1

II.     If you have a Beneficial  Ownership  interest in securities that are not
        listed  in  an  attached  account   statement,   or  hold  the  physical
        certificates, list them below:

Name of Security                     Quantity      Value      Custodian
----------------                     --------      -----      ---------

1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

(ATTACH SEPARATE SHEET IF NECESSARY)

        I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities, including Reportable Funds, in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


Signed:  ____________________________________    Date:  ________________________

Date submitted (if different from above): ___________________

*Please note that bank checking and savings accounts are not reportable, nor are certificates of deposits, unless held in a brokerage account.

                                      D1-2

                             INITIAL HOLDINGS REPORT

                         ACCESS PERSON NAME: User, Test
                                 GROUP NAME: JBIM Tier 3
                        ACCESS PERSON SINCE: 12/11/2006


------------------------------------------------------------------------------------------------------------------------------------
                                           CHARLES SCHWAB - TEST 123 - SELF - ACCOUNT NAME
------------------------------------------------------------------------------------------------------------------------------------
  SECURITY NAME                       SYMBOL      IDENTIFIER        SHARES      HELD SINCE      DATE ENTERED          HOLDING TYPE
------------------------------------------------------------------------------------------------------------------------------------
  Julius Baer US MultiCap Fund        JMLAX       US4813707993      11.82       12/11/2006      12/11/2006 16:48      Regular
------------------------------------------------------------------------------------------------------------------------------------


By submitting this form, I hereby certify that (1) the above are the only Covered Securities in which I had any direct or indirect beneficial ownership;
(2) the above are the only brokers, dealers and banks with whom I maintain an account in which securities (including any securities not considered Covered Securities) are held for my direct or indirect benefit as of the day I became an Access Person; and (3) I am aware that nothing in this report will be construed as an admission that I have any direct or indirect beneficial ownership in any of the Covered Securities listed above.

SIGNATURE: Test User For Testing Purposes ONLY             DATE: 12/11/206 16:49

                                      D1-3

ATTACHMENT D-2

ANNUAL HOLDINGS REPORT

        I. To comply with SEC regulations and the Julius Baer Investment Management Code of Ethics, all Fund Access Persons, Adviser Supervised Persons - Level II and Adviser Access Persons are required to provide a holdings report within 30 days of the end of the calendar year containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):


        a. The title and type of security, number of shares and principal amount of each Reportable Security in which you have any direct or indirect Beneficial Ownership; and

        b. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

II. I have reported all brokerage accounts in which I have a Beneficial Ownership interest. If there are accounts missing on this report, please add to the Brokerage Account Certification Statement.

II. In addition, please list all other accounts not listed in Section I that hold securities that are otherwise excluded* from the definition of a Reportable Security (YOU DO NOT HAVE TO PROVIDE COPIES OF CONFIRMATIONS OR STATEMENTS). Included would be shares of non-JB Funds held directly through the fund company.

                                      D2-1

                             ANNUAL HOLDINGS REPORT

                                   YEAR: 2007
                                NAME: Test User
                                GROUP: JB Tier 3
                           EMAIL: testuser@test]].com
                              PHONE: 212-297-3648

--------------------------------------------------------------------------------
                CHARLES SCHWAB - TEST 123 - SELF - ACCOUNT NAME:
--------------------------------------------------------------------------------
                                                                        HOLDINGS
SECURITY NAME                        SYMBOL  IDENTIFIER      HOLDINGS   TYPE
--------------------------------------------------------------------------------
AMAZON.COM                           AMZN    US00023135106  1           Regular
--------------------------------------------------------------------------------
CITIGROUP INC                        C       US0017296710   80          Regular
--------------------------------------------------------------------------------
TARGET CORP                          TGT     US0087612E10   1           Regular
--------------------------------------------------------------------------------
Julius Baer US MultiCap Fund         JMLAX   US4813707993   11.82       Regular
--------------------------------------------------------------------------------
REALNETWORKS INC COM                 RNWK    75605L104      1           Regular
--------------------------------------------------------------------------------
VITESSE SEMICONDUCTOR CORP COM       VTSS    928497106      36          Regular
--------------------------------------------------------------------------------
CREDIT SUISSE GROUP SPONSORED ADR    CS      US2254011081   25          Regular
--------------------------------------------------------------------------------
AMERICAN BK NT HOLOGRAPHIC DEL COM   ABHH    US0243771039   123435      Regular
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IMPORTANT DISCLOSURE FOR INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

As required by the Code, each access person must submit a personal holdings of securities report with respect to each Reportable Security (as defined in the Code), including each Reportable Fund (as defined in the Code), in which such person has any direct or indirect beneficial ownership, within 10 days of becoming an access person and annually thereafter within 30 days of the end of the calendar year.

Although open-ended funds other than Reportable Funds are not reportable under the Code, certain, but not all these funds may appear on your Holdings reports.

HOWEVER, PLEASE NOTE THAT THIS CERTIFICATION RELATES TO REPORTABLE SECURITIES AND REPORTABLE FUNDS ONLY.

By submitting this form, I hereby certify that these are the only Covered Securities in which I had any direct or indirect beneficial ownership as of December 31, 2007. Nothing in this report will be construed as an admission that I have any direct or indirect beneficial ownership interest in any of the Covered Securities or accounts listed above.

             _______________
SIGNATURE:  |_______________|

                                      D2-2

ATTACHMENT E-1

ANNUAL CERTIFICATION AND QUESTIONNAIRE

For Fund Access Persons, Adviser Supervised Persons - Level II and Adviser Access Persons of The JB Funds and Julius Baer Investment Management

Employee: ________________________________________________
               (please print your name)

I.      INTRODUCTION

        Fund Access Persons, Adviser Supervised Persons - Level II and Adviser Access Persons are required to answer the following questions for the year ended___________. Upon completion, please sign and return the questionnaire by ___________, to _____________ in the Legal Department.

II.     ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

        A. If you are a Fund/Adviser Access Person, have you obtained pre-clearance for all securities transactions, including the JB Funds and funds sub-advised by JBIM, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from pre-clearance under the Code?

                             Yes |_|        No |_|        N/A |_|

        B. Have you reported all securities transactions and/or holdings as required by the Code, including the JB Funds and funds sub-advised by JBIM, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code?
                (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

                             Yes |_|        No |_|        N/A |_|

                                      E1-1

        C. Have you reported all broker, dealer and bank accounts in which any securities, including the JB Funds and funds sub-advised by JBIM, are held for your direct or indirect benefit?

                             Yes |_|        No |_|        N/A |_|

        D. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action?

                             Yes |_|        No |_|        N/A |_|

        E. Have you complied with the Code of Ethics in all other respects, including the Gifts and Entertainment policy?

                             Yes |_|        No |_|

                (List in the Attachment all reportable gifts given or received for the year)

III.    INSIDER TRADING POLICY

        Have you complied in all respects with the Insider Trading Policy?

                             Yes |_|        No |_|

IV.     DISCLOSURE OF DIRECTORSHIPS

        A. Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

                             Yes |_|        No |_|

        B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

                             Yes |_|        No |_|

                                      E1-2

V.      DISCLOSURE OF BROKER-DEALER RELATIONSHIPS

        A. Are you, or any relative, employed or affiliated with a broker-dealer?

                             Yes |_|        No |_|

        B. List the names of ANY relatives who are employed or affiliated with a broker-dealer and a description of the position they hold and the related firm name.

                -------------------------------- ----------------------- ----------------------------- --------------------------
                                                 Relation to
                Name of Relative                 Access Person           Name of Firm                  Title
                -------------------------------- ----------------------- ----------------------------- --------------------------
                -------------------------------- ----------------------- ----------------------------- --------------------------

                -------------------------------- ----------------------- ----------------------------- --------------------------

                -------------------------------- ----------------------- ----------------------------- --------------------------

        I hereby represent that I have read and understand the Code of Ethics and that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by JBIM.


Date: ____________________________      ________________________________________
                                          Signature

                                      E1-3

ATTACHMENT TO
ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Please list each company for which you are, or a member of your Immediate Family is, a director

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Please list all Gifts you received or gave during the year reportable by this questionnaire

----------------- ------------------------------------------- ------------------------------------------- ----------------
                                                                                                          Estimated
Month             Giver/Receiver                              Gift Description                            Value
----------------- ------------------------------------------- ------------------------------------------- ----------------
----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

----------------- ------------------------------------------- ------------------------------------------- ----------------

                                      E1-4

ATTACHMENT E-2

JB FUND NON - INTERESTED DIRECTOR/TRUSTEE ANNUAL CERTIFICATION OF COMPLIANCE CODE OF ETHICS





        I, ________________________________, hereby certify that I have received
Code of Ethics for the Julius Baer Investment Management LLC and Julius Baer Funds. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.





                                                   _____________________________


                                                   Name:  ______________________

                                                   Telephone: __________________



                                      E2-1

ATTACHMENT F


JBIM CHIEF COMPLIANCE OFFICER


JB FUND CHIEF COMPLIANCE OFFICER


DESIGNEES OF CHIEF COMPLIANCE OFFICER


LEGAL DEPARTMENT


COMPLIANCE COMMITTEE:

JB Fund CCO
JBIM CCO
JBIM Head of Legal and Compliance
CEO of JBIM

ATTACHMENT G

ADVISED MUTUAL FUNDS

------------------------------------------------------------- ------------------

   FUND NAME                                                  TICKER

------------------------------------------------------------- ------------------
   Julius Baer International Equity Fund
------------------------------------------------------------- ------------------
   Julius Baer Total Return Bond Fund
------------------------------------------------------------- ------------------
   Julius Baer Global High Income Fund
------------------------------------------------------------- ------------------
   Julius Baer Global Equity Fund
------------------------------------------------------------- ------------------
   Julius Baer International Equity Fund II
------------------------------------------------------------- ------------------
   Julius Baer U.S. Multicap Fund
------------------------------------------------------------- ------------------
   Julius Baer U.S. Smallcap Fund
------------------------------------------------------------- ------------------
   Julius Baer U.S. Microcap Fund
------------------------------------------------------------- ------------------
   Julius U.S. Midcap Fund
------------------------------------------------------------- ------------------





SUB-ADVISED MUTUAL FUNDS

------------------------------------------------------------- ------------------

   FUND NAME                                                  TICKER

------------------------------------------------------------- ------------------
   Heritage International Equity                              HEIAX
------------------------------------------------------------- ------------------
   ING Foreign Fund                                           IAFAX
------------------------------------------------------------- ------------------
   Mercantile International Equity Fund                       MEQUX
------------------------------------------------------------- ------------------
   Wilmington International Multi-Manager Portfolio           RSSIX
------------------------------------------------------------- ------------------
   RSI Retirement Funds                                       RSTEX
------------------------------------------------------------- ------------------

ATTACHMENT H


CONFIDENTIAL INFORMATION

This non-disclosure agreement (this "Agreement") is entered into as of Month ___, 2007, by and between Julius Baer Investment Management LLC, with an office at 330 Madison Avenue, New York, NY 10017 ("JBIM") and (the "Consultant" and, collectively with the JBIM, the "Parties").

During the course of rendering services to JBIM, Consultant may have access to, have disclosed to it or its employees, or otherwise become acquainted with trade secrets, proprietary or confidential information concerning JBIM employees, activities, plans, finance, operations, methods and/or other information relating to the past, present or future business activities of JBIM, its subsidiaries and affiliated companies and the customers, clients and suppliers of said entities. Consultant will regard and preserve all such information in trust and confidence for JBIM, and agrees not to disclose such information to any person, firm or enterprise, or use same for its own benefit without first obtaining JBIM written consent. JBIM acknowledges that certain JBIM information, publicly known or otherwise, may not be considered confidential by JBIM and shall not be subject to the foregoing restrictions; provided, however, that, in this regard, Consultant shall be solely responsible for inquiring as to and verifying with JBIM, the status of any particular JBIM information prior to any disclosure. This clause shall survive the term of this agreement.

Consultant acknowledges and agrees that failure to keep this information confidential would cause JBIM irreparable injury and cause damages to JBIM that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any remedies that may be available with respect to any breach of this confidentiality clause, Consultant consents to the entry of an injunction to restrain any breach of this clause. This clause shall survive the term of this agreement.


WHEREAS, JBIM might disclose to the Consultant certain confidential and/or proprietary information, including but not limited to certain customer-specific account information as well as investment fund and related asset composition information (collectively, the "Confidential Information") which the Parties desire to be maintained confidential in the course of the Consultant Arrangement; and

WHEREAS, the Consultant may receive the Confidential Information for the purpose [ENTER THE PURPOSE HERE] (the "Objective");

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.

1.      Confidential Information

        (a)     The  term   Confidential   Information  shall  not  include  any
information or material which (i) at the time of disclosure or any time thereafter is in or comes into the public domain; (ii) is rightfully received by the Consultant from a third party that has the right to disclose such information; or (iii) was rightfully in the Consultant's possession at the time of disclosure.

        (b) The Consultant shall receive the Confidential Information in confidence and keep it confidential using the same degree of care used by the Consultant to protect its own confidential information, but in no event less than a reasonable level of care.

        (c) The Consultant shall not otherwise disclose the Confidential Information to any third party without the prior written consent of JBIM or unless and to the extent required by law or legal process.

2.      Limitation of Use

        The  Consultant  shall  use  the  Confidential   Information  solely  in
connection with the Objective, and for no other purpose whatsoever.

3.      Disclaimer

        NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A GRANT OF ANY RIGHT, TITLE OR INTEREST IN ANY INFORMATION, COPYRIGHT, LICENSE, PATENT OR ANY OTHER INTELLECTUAL PROPERTY RIGHT.

4.      Miscellaneous

        (a) The obligations under this Agreement shall remain in force for a period of ten (10) years from the date of receipt of the Confidential Information or the termination of this Agreement, whichever occurs later. This Agreement may not be modified, changed or discharged, in whole or in part, except by the prior written agreement of the Parties.

        (b) The Consultant agrees that, upon the request of JBIM, Consultant shall promptly return any Confidential Information (including copies, summaries and drafts) to JBIM.

        (c) The Consultant also agrees that, upon the request of JBIM, the Consultant will provide copies of their personal brokerage statements, in the event the Consultant gains access to certain information described in Attachment A under the Adviser Access Person definition.

        (d) The Consultant acknowledges that in the event of a breach or threatened breach of this Agreement, JBIM may have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach.

        (e) This Agreement sets forth the entire understanding and agreement between the Parties as to the subject matter hereof and supersedes, cancels, and merges all prior agreements, understandings, commitments, writing and discussions as to the subject matter of this Agreement. Neither party has relied upon any statements or representations which are not expressly set forth in this Agreement.

        (f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions hereof.

        (g) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. Any waiver or consent must be in writing and signed by the party granting such waiver or consent.

        (h) This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to it conflicts of law rules.

        (i) This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                        IN WITNESS WHEREOF, each of the Parties has caused this Non-Disclosure Agreement to be signed in its name and on its behalf as of the date set forth above.

Julius Baer Investment Management LLC         [Name]

By: ___________________________

Name: ________________________

Title: __________________________


                                      H-2